UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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CUBIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2007	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

To Cubic Shareholders:

Cubic Corporation’s 2007 Annual Meeting will be held in the Main Conference Room at the Headquarters of the Corporation, at 9333 Balboa Avenue, San Diego, California 92123, on February 20, 2007, at 11:30 a.m. Pacific Standard Time. The formal notice and proxy statement follow.

The Directors and Officers of the Corporation invite your attendance at the meeting. Whether or not you plan to attend the meeting, we would appreciate your completing and returning the accompanying proxy which, of course, may be revoked at any time before it is used.

The Corporation’s 2006 Annual Report is enclosed.

Sincerely yours,

Walter J. Zable
Chairman of the Board
January 12, 2007

TO ENSURE YOUR REPRESENTATION AT THE MEETING,
PLEASE DATE, SIGN AND MAIL PROMPTLY
THE ENCLOSED PROXY, FOR WHICH
A RETURN ENVELOPE IS PROVIDED.

NOTICE OF ANNUAL MEETING

The Annual Meeting of Shareholders of Cubic Corporation will be held in the Main Conference Room at the Headquarters of the Corporation, at 9333 Balboa Avenue, San Diego, California 92123, on February 20, 2007, at 11:30 a.m. Pacific Standard Time, for the following purposes:

1.                              To elect nine Directors for the ensuing year;

2.                              To confirm the appointment of Ernst & Young LLP as auditors of the Corporation for fiscal year 2007; and

3.                              To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on January 5, 2007 will be entitled to vote at the meeting. The transfer books will not be closed.

By Order of the Board of Directors

William L. Hoese
Secretary
San Diego, California
January 12, 2007

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

PROXY STATEMENT

Proxies in the form enclosed with this statement are solicited by the Board of Directors of Cubic Corporation for use at the Annual Meeting of Shareholders of the Corporation to be held in San Diego, California, on February 20, 2007. Execution of a proxy will not in any way affect a shareholder’s right to attend the meeting and vote in person, and any shareholder giving a proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date. The Proxy will be suspended if the shareholder is present at the meeting and elects to vote in person.

OUTSTANDING SHARES AND VOTING RIGHTS

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by shareholders present at the meeting or by proxy. Shares will be counted towards the quorum only if shareholders submit a valid proxy or vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

The voting securities of the Corporation consist of its Common Stock, without Par Value, of which 26,719,663 shares were outstanding at January 5, 2007, which is the record date for voting.

Each holder of common shares is entitled to one vote for each said share. Votes will be counted by the Inspector of Elections. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal. Proxies without authority to vote will not be counted in votes cast.

The approximate date on which the proxy statement and form of proxy are first being sent or given to shareholders is January 12, 2007.

ELECTION OF DIRECTORS

Nine Directors comprise the authorized membership of the Board of Directors of the Corporation. Nine Directors are to be elected by a plurality vote at the Annual Meeting, each to hold office for the term of one year and until his successor is elected. The Nominating Committee has unanimously recommended the election of the following nine Directors. Proxy holders will, unless authorization to do so is withheld, vote the proxies received by them for the election of the following Directors, all of whom are now in office, in accordance with this proxy authorization, reserving the right, however, to distribute, in their discretion, their votes of uncommitted proxies among the Board nominees. The proxies cannot be voted for a greater number of persons than the number of nominees named. Although it is not contemplated that any nominee will be unable to serve as a Director, in such event the proxies will be voted by the proxy holders for such other persons as may be designated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

IDENTIFICATION OF DIRECTORS

Walter J. Zable, 91, Director since 1951.   Chairman of the Board, President and Chief Executive Officer and Chairman of the Executive Committee since 1951.

Walter C. Zable, 60, Director since 1976.   Vice Chairman of the Board, Member of the Executive Committee, and Vice President since 1976. Chairman of the Board of Cubic Transportation Systems, Inc., a wholly-owned subsidiary since 2003. Prior thereto he held a variety of management positions in the Corporation. He is the son of Walter J. Zable.

Dr. Richard C. Atkinson, 77, Director since 1999.   Independent director. Member of the Audit and Compliance Committee. President-Emeritus of the University of California since 2003. From 1995 to 2003 he was President of the University of California. Dr. Atkinson has been a Director of Qualcomm, Inc. since 1991.

William W. Boyle, 72, Director since 1995.   Senior Vice President. Since 1983 he has been Cubic’s Chief Financial Officer. Previously, Mr. Boyle held management positions with General Electric, Occidental Petroleum, and the Wickes Corporation.

Raymond L. deKozan, 70, Director since 2002.   Senior Group Vice President. Vice President from 1982 to 2004. From 1973 to 1981 he was Vice President, and from 1981 to 2003 was Chairman of Cubic Transportation Systems, Inc., a wholly-owned subsidiary. He has been Chairman of Cubic Transportations Systems, Ltd., the Corporation’s U.K. transit company since 1980. Mr. deKozan has performed various management functions for the Corporation or its subsidiaries since joining the Corporation in 1960.

Robert T. Monagan, 86, Director since 1986.   Independent director. Chairman of the Nominating Committee and Member of the Audit and Compliance Committee and the Executive Compensation Committee. President of the California Manufacturers Association (1974 to 1984). Vice Chairman of the Northern California State World Trade Commission since 1996. Speaker of the California State Assembly (1969 to 1972). Regent of the University of the Pacific since 1991.

Raymond E. Peet, 85, Director since 1987.   Independent director. Member of the Audit and Compliance, Executive, Nominating and Executive Compensation Committees. Retired Vice Admiral, United States Navy. Active duty in the United States Navy from 1939 to 1974. Chairman of San Diego Dialogue (1997 to 2002) and Member (1982 to 1996) of the Board of Consultants to the Controller General of the United States. Chairman of the Price REIT from 1994 to 1996 and Chairman of its Audit Committee from 1991 to 1996.

Dr. Robert S. Sullivan, 62, Director since 2004.   Independent director. Chairman of the Executive Compensation Committee and member of the Audit and Compliance Committee. Since 2003 he has been Dean, Rady School of Management, University of California, San Diego. From 1998 through 2002 he was Dean, Kenan-Flagler Business School, University of North Carolina, Chapel Hill. Between 1976 and 1998 Dr. Sullivan served in a variety of senior positions at the University of Texas and at Carnegie Mellon University. He was a Director of Stewart and Stevenson Services, Inc. from 1992 to 2006 when it was acquired and became a subsidiary of Armor Holdings. Shortly prior to its acquisition this company was a designer and manufacturer of tactical vehicle systems. At that time it employed 1,245 people and its fiscal 2006 sales exceeded $726 million.

Robert D. Weaver, 60, Director since 2004.   Independent director. Chairman of the Audit and Compliance Committee. Mr. Weaver has been a Certified Public Accountant since 1972. He is a private investor. From September 2001 to June 2005 he was President and Chief Financial Officer of Crown Bolt Inc., a privately-held national distributor of fasteners and hardware. He was with the international CPA firm Deloitte & Touche LLP from 1970 to 2001 where his duties included Audit Partner in charge of the San Diego Emerging Business, High Technology and Consumer Business groups.

Communications with Directors

Any security holder may communicate in writing by mail at any time with the whole board or any individual director (addressed to “Board of Directors” or to a named director, c/o Corporate Secretary, 9333 Balboa Avenue, San Diego, CA 92123). All communications will be promptly relayed to the appropriate directors. The Corporate Secretary will coordinate responses, if any.

Annual Meeting Attendance

The Board of Directors encourages its members to attend the Annual Meeting of Shareholders. The 2006 annual meeting was attended by all incumbent directors.

IDENTIFICATION OF EXECUTIVE OFFICERS

Gerald R. Dinkel, 60, Vice President. President and Chief Executive Officer of the Defense Group since 2000. For the prior 28 years Mr. Dinkel held a variety of management positions with Westinghouse Electronic Systems.

Richard A. Efland, 60, President and Chief Executive Officer of the Transportation Systems Group since February 2005 and its Senior Vice President—Group Engineering from 2003 until 2005. He has been a Cubic employee since 1977 serving in a variety of engineering and management capacities.

Mark A. Harrison, 49, Vice President and Corporate Controller since 2004 and Vice President-Financial Planning and Accounting from 2000 to 2004. From 1991 to 2000 Mr. Harrison was Assistant Corporate Controller and Director of Financial Planning of Cubic and since 1983 held a variety of financial positions with the Corporation.

William L. Hoese, 69, Vice President, Corporate Secretary and General Counsel since July 2005; Assistant General Counsel and Corporate Secretary from 2003 to 2005. From 1994 through 2001 Mr. Hoese was Senior Vice President and General Counsel of American Tool Companies, Inc., a manufacturer of hand tools and power tool accessories, of slightly smaller size to the Corporation. During 2002 he was a legal expert witness and arbitrator. From 1966 through 1994 he was a partner in the San Diego law firm of Luce, Forward, Hamilton & Scripps, LLP. From 1995 to 2005 he was a Director and Member of the Audit Committee of Nitches, Inc., a manufacturer and wholesaler of women’s garments.

Daniel A. Jacobsen, 55, Vice President-Ethics & Compliance since July, 2006. Vice President-Audit from 2003 to 2006. Mr. Jacobsen has held a variety of financial and management positions with the Corporation and its subsidiaries since 1981.

Kenneth A. Kopf, 56, Vice President and Chief Legal Officer since July 2005; General Counsel from 1998 to 2005 and Assistant General Counsel from 1986 to 1998.

Bernard A. Kulchin, 75, Vice President-Human Resources since 1999. From 1971 to 1991 Mr. Kulchin was Vice President of Human Resources for the San Diego Division of General Dynamics Corporation and from 1991 through 1999 was a Human Resources consultant.

John A. Minteer, 55, Vice President-Information Technologies since 2002. He was Director of Information Technologies from 2000 to 2002 and from 1994 to 2000 was Manager, Systems Integration.

John D. Thomas, 53, Vice President Finance and Treasurer since 1992 and has held a variety of management positions with the Corporation since 1980.

BOARD OF DIRECTORS AND BOARD COMMITTEES

During the fiscal year 2006, four meetings of the Board of Directors were held. Each of the incumbent Directors attended 75% or more of the aggregate of (1) the total number of Board meetings and (2) the total number of meetings held by all Board Committees on which he served. Non-management Directors were each paid an annual retainer of $22,000 and fees of $2,000 for attendance at each meeting of the Board and $1,000 for attendance at each meeting of any Committee of which a Director is a Member. The Chairman of the Audit Committee receives an additional $10,000 per year for his service in this position. Non-management directors also participate in the Corporation’s 1998 Stock Option Plan and each have been granted options to purchase 4,500 shares of the common stock of the Corporation in accordance with the terms of the Plan. Directors who are salaried employees of the Corporation are not separately compensated for their services as Directors. All Directors are reimbursed for travel expenses incurred for attendance at meetings.

Audit and Compliance Committee

All non-management directors are members of this Committee. The Committee met six times during the fiscal year. Each of the members of the Committee is independent as defined under Section 121(A) of the Company Guide of the American Stock Exchange. The Committee operates under a written charter adopted by the Board of Directors which is available at www.cubic.com/corp1/invest/governance. Mr. Weaver has been designated by the Board as the Audit Committee Financial Expert.

The Committee oversees the Corporation’s financial reporting process. It is responsible for the appointment, retention and termination of the independent auditors and their compensation. It shall resolve any disputes between management and the auditors. It must pre-approve all audit and non-audit services according to a written plan and budget submitted by the auditors. It meets at least quarterly with the auditors and reviews periodic reports from the auditors. The Committee discusses with the auditors the scope and plan for the audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs.

Report of the Audit and Compliance Committee

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Cubic under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Committee selected Ernst & Young LLP as the independent auditors of the Corporation for fiscal year 2006. The Committee has reviewed and discussed with management and the independent auditors the audited financial statements of the Corporation for the fiscal year ended September 30, 2006. The Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Accounting Standards No. 61 and has received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

Based on its review of the audited financial statements for fiscal year 2006 and its discussions with management and the independent auditors, the Committee recommended to the Corporation’s Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on SEC Form 10-K.

/s/ Robert D. Weaver, Chairman		/s/ Raymond E. Peet
/s/ Dr. Richard C. Atkinson	/s/ Robert T. Monagan	/s/ Robert S. Sullivan

Executive Compensation Committee

The members of this Committee are Dr. Robert S. Sullivan, Chairman, Robert T. Monagan and Raymond E. Peet. The Committee held three meetings during fiscal 2006. Each of the members of the Committee is independent as defined under Section 121(A) of the Company Guide of the American Stock Exchange. The base and bonus compensation of the Corporation’s Chief Executive Officer and the other executive officers are set taking into consideration individual and corporate performance and compensation of executives employed by competitors.

During the fiscal year, no executive officer of the Corporation served either as a director or as a member of the compensation committee of any other entity whose executive officers served either as a Director or as a member of the Executive Compensation Committee of the Corporation.  No member of the Committee is a former or current Officer or employee of the Corporation or any of its subsidiaries.

Report of the Executive Compensation Committee

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Cubic under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Compensation Philosophy

The Corporation’s goal is “pay for performance” and therefore the Corporation uses a merit philosophy. The objective is to reward performance and remain competitive by setting the base salaries and incentive compensation of the Corporation’s executive officers to attract and retain qualified people necessary for the continued successful operation and growth of the Corporation and its subsidiaries.

Elements of Executive Compensation

During the last fiscal year, Cubic’s compensation structure for executive officers consisted of a combination of base salary and a subjective performance bonus. Executive officers are also entitled to participate in benefit plans generally available to all full-time employees. Historically, the Corporation has not used stock awards as part of its compensation of executive officers. The Chief Executive Officer and other executives may receive stock awards in the future pursuant to the Corporation’s equity incentive plan, but there are no current plans to include such awards in the executives’ total compensation.

The base and bonus compensation of the Corporation’s Chief Executive Officer and the other executive officers are set taking into consideration individual and corporate performance and compensation of executives employed by competitors. The Corporation determines what percentage of payroll should be established as a merit fund and used for merit increases. The application of the merit process is carried out within each business unit with the assistance of the Human Resources Department, and the base salary structure is annually reviewed in relation to the practices of companies in similar businesses and of similar size. Competitive input on base, bonus and non-cash compensation is received from at least two nationally recognized compensation surveys, with a focus on technology companies that are comparable to Cubic in revenues. The data is ranked by percentile, from 5th percentile to 95th percentile, and the Corporation’s compensation is targeted at the median of the base and bonus compensation, but is below median when non-cash compensation is included.  This data is then reviewed with the senior executives of the business units and with the corporate office. The Committee receives and acts upon the relevant salary and bonus recommendations from management.

The Committee is currently considering a new long-term incentive bonus plan covering the three-year period beginning with fiscal 2007. However, the annual incentive bonus plan for fiscal 2006 in which certain executives, recommended by senior management and approved by the Committee, participated, was based on a subjective determination of each individual executive’s performance during fiscal 2006 and the objectives attained by such executive’s business units. Executive officers’ bonuses for fiscal 2006 were generally flat relative to the fiscal 2005 bonuses because of the mixed results of growth in revenue and earnings contribution in the Corporation’s defense segment and revenue and earnings issues in the Corporation’s transportation segment.

Chief Executive Officer Compensation

The Committee’s approach to establishing the compensation of Walter J. Zable, the Corporation’s Chief Executive Officer, was based upon the analyses discussed above. Mr. Zable’s base salary has remained relatively flat for three years. Additionally, Mr. Zable was granted an annual performance bonus of $250,000 for the fiscal year ended September 30, 2006, which is consistent with the bonus philosophy for all executive officers.

/s/ Dr. Robert S. Sullivan, Chairman	/s/ Robert T. Monagan	/s/ Raymond E. Peet

Nominating Committee

Cubic Corporation has had a Nominating Committee, consisting of two independent directors, since 1991. The current members of the Committee are Robert T. Monagan, Chairman and Raymond E. Peet. The Committee held one meeting during fiscal 2006. The Committee has a Charter, which is available at www.cubic.com/corp1/invest/governance. The Committee has not considered shareholder proposals for nomination as directors in the last eight years and has not received an unsolicited proposal regarding a candidate who might possess appropriate background and experience during that time. The Board consists of nine directors, five of whom are independent. Three of the independent directors were elected 6, 18 and 19 years ago and have served with distinction since their election. No replacement of any director is currently contemplated. The Committee’s policy is that it will consider recommendations of the security holders which are received by the Corporate Secretary at least 120 days prior to one year from the date of the previous annual meeting of shareholders. Recommendations of candidates who have at least 20 years of management and defense or transportation industry experience with a company with sales of at least 75% of that of the Corporation, or who could bring appropriate diversity to the Board, or who possess other relevant qualifications (for example finance and accounting, marketing) would be preferred. If a vacancy in the Board occurs, the Committee consults with Board members and senior management personnel to identify candidates whom they would recommend be considered and will review any security holder recommendations on file. It screens and personally interviews appropriate candidates. Selected candidates meet with some additional Board members, certain members of management and the Chairman of the Board. The Committee evaluates responses and recommends to the full Board the name of any candidate it feels should become a management and Board nominee for election or appointment.

OWNERSHIP OF COMMON STOCK

The following table sets forth, as at December 1, 2006, information with respect to persons known to the Corporation to be the beneficial owner of more than 5% of the Corporation’s outstanding Common Stock (after deduction of Treasury Shares):

		Amount
		Beneficially	Percent
Title Class	Name and Address	Owned	Owned
Common	Walter J. Zable	10,679,891 (3)	40.00%
	P. O. Box 1525
	Rancho Santa Fe
	California 92067
	J. & W. Seligman & Co., Incorporated	1,518,724 (7)	5.68%
	100 Park Avenue
	New York, NY 10017

The following table sets forth information with respect to beneficial ownership of the Corporation’s Common Stock by Directors and all Officers and Directors as a group as at December 1, 2006. Where such number of shares exceeds 1% outstanding on such date the percentage of such class is indicated in parentheses. Except as indicated, each individual named has sole investment and voting power with respect to the securities shown.

Amount
Beneficially
Owned
Directly or
Name	Indirectly (1)
Walter J. Zable (40.0%)(2)	10,679,891 (3)
Walter C. Zable (1. 6%)	416,907 (4)
Dr. Richard C. Atkinson(5)	15,900
William W. Boyle	1,800
Raymond L. deKozan	792
Robert T. Monagan(5)	8,200
Raymond E. Peet(5)	36,965
Robert S. Sullivan(6)	2,250
Robert D. Weaver(6)	2,250
All Officers and Directors as a Group (17 persons) (41.8%)	11,170,520

(1)                       All shares of common stock indicated as being beneficially owned are owned directly except for Walter J. Zable and Walter C. Zable.

(2)                       By virtue of his beneficial share ownership, Walter J. Zable may be deemed to be a “Control” person of the Corporation as that term is defined in the Securities Exchange Act of 1934.

(3)                       Walter J. Zable’s shares are beneficially owned through Trusts and a public benefit charitable corporation, the terms of which establish sole voting power in Mr. Zable.

(4)                       A portion of the shares of Walter C. Zable are owned indirectly through a Trust, the terms of which establish sole voting power in Mr. Zable.

(5)                       Includes an option to purchase 4,500 shares of Common Stock.

(6)                       Vested options to purchase Common Stock.

(7)                       The Company has been advised in an SEC 13G filing made on February 13, 2006 of this ownership. The filer reported shared voting power as to 1,205,655 of such shares. Seligman also reported that William C. Morris owned a majority of its voting securities and could therefore be deemed to beneficially own the shares of Cubic. The shares acquired were stated to be in the ordinary course of business and not for the purpose or effect of influencing control of Cubic.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth all cash compensation earned (whether received or deferred at the election of the individual) by the Chief Executive Officer, the four most-highly compensated executive officers and one officer of a subsidiary, whose compensation exceeded $100,000 for services rendered in all capacities to the Corporation and its subsidiaries during or with respect to the 2006 fiscal year:

			Annual Compensation(A)
Name	Position	Year	Base Salary	Bonus	Long Term Compensation	All Other Compensation
				(B)	(C)	(D)
W.J. Zable	Chairman of the Board	2006	$686,400	$250,000		$70,379	(3)
	President and Chief	2005	$660,000	$250,000		$17,425
	Executive Officer	2004	$630,000	$249,128	$526,159	$17,000
W.W. Boyle	Senior Vice President	2006	$462,800	$160,000		$17,850
	and Chief Financial	2005	$445,000	$144,000		$17,425
	Officer	2004	$425,000	$144,053	$294,600	$17,000
R.L. deKozan	Senior Group Vice	2006	$400,400	$100,000		$17,850
	President	2005	$385,000	$100,000		$17,425
		2004	$370,000	$100,450	$244,209	$17,000
W.C. Zable	Vice President and Vice	2006	$390,000	$95,000		$17,850
	Chairman of the Board;	2005	$375,000	$95,000		$17,425
	Chairman of Cubic	2004	$350,000	$95,020	$216,732	$17,000
	Transportation Systems, Inc.
G.R. Dinkel	Vice President. Chief	2006	$384,800	$ *		$17,850
	Executive Officer	2005	$370,000	$150,000		$17,425
	Cubic Defense	2004	$350,000	$132,367	$235,350	$17,000
	Applications, Inc.
R.A. Efland(1)	Chief Executive Officer	2006	$370,000	$100,000		$17,850
	and President	2005	$299,089	$100,000		$118,878	(2)
	Cubic Transportation
	Systems, Inc.

(A)                     In accordance with SEC Rules regarding perquisites, amounts totaling less than the lesser of $50,000 or 10% of total annual salary and bonus have been omitted.

(B)                      This amount is the annual incentive bonus which was based upon a subjective evaluation for 2006 and 2005, and on objective financial goals for 2004 selected by the Compensation Committee which were applied to a percentage of salary for each participant.

(C)                      This amount is the long-term incentive bonus for the three-year period ended in fiscal 2004. The Executive Compensation Committee selected financial goals for such period (such as:  sales, operating profit, return on assets and earnings per share) which were applied to a percentage of salary for each participant.

(D)                    Defined Contribution Plan pursuant to which 8.5% of eligible compensation for eligible employees was contributed into a 401(k) plan for the benefit of such employees.

*                                  Not yet determined.

(1)                        Mr. Efland became CEO and President of Cubic Transportation Systems, Inc. in February 2005.

(2)                        This amount includes $101,453 as a special bonus upon Mr. Efland’s promotion.

(3)                        This amount includes estate planning fees, company provided automobiles and other miscellaneous perquisites which total $52,529.

Under the Corporation’s Deferred Compensation Plan selected key employees may defer all or any part of their compensation until termination of employment with the Corporation. The deferred compensation is held in the general funds of the Corporation. Each deferred amount is credited with interest at a rate periodically set by the Secretary of the United States Treasury, which currently is 5.75%.

In 2000 Gerald R. Dinkel was employed by the Corporation as Vice President of the Corporation and President and Chief Executive Officer of the Defense Group. To assist Mr. Dinkel in the purchase of a home and the relocation of his family from Maryland to San Diego, California, the Corporation loaned Mr. Dinkel the sum of $200,000 on a 5% interest bearing promissory note payable in five equal annual installments commencing in 2006 to be secured by a second trust deed on the property purchased. Mr. Dinkel paid the full principal amount of this loan in fiscal 2006 and the Board of Directors waived the interest on the loan at that time.

The compensation shown does not include contributions by the Corporation under its defined benefit Employees’ Pension Plan (the “Pension Plan”) because the amount of such contributions in respect to a specified person cannot be readily calculated. The Corporation’s contributions to the Pension Plan are distributed among various funds held by an insurance company. They are actuarially determined for the total of all participants covered by the Pension Plan. The contribution averages about 3% of the participants’ remuneration. Generally, all participants in the Pension Plan earn the right to receive a monthly pension at the Pension Plan’s normal retirement date of age 65 in an amount equal to 1/12th of 3/4ths of 1% of their total earnings (including bonuses) since 1974. Participants who retire before the age of 65 are entitled to a percentage of the monthly pension, with the percentage being determined by dividing the sum of years of service and age at retirement by 85. The benefits to be paid under the Pension Plan are not subject to adjustments for Social Security benefits or other offsets.

Estimated Annual Benefits Under the Cubic Corporation Pension Plan

Average	At Retirement Age of 65
Annual	10	20	30	40
Compensation	Years of Service
$ 50,000	$3,750	$7,500	$11,250	$15,000
100,000	7,500	15,000	22,500	30,000
150,000	11,250	22,500	33,750	45,000
200,000	15,000	30,000	45,000	60,000

Compensation calculation for purposes of the Pension Plan is limited by ERISA regulations to $210,000 during the year ended September 30, 2006.

The years of credited service in the Pension Plan for the listed individuals are: 57 years for W. J. Zable, 44 years for W. C. Zable, 23 years for W. W. Boyle, 46 years for R. deKozan, 6 years for G. Dinkel and 29 years for R. Efland.

This Plan has been frozen as of January 1, 2007 and accrued benefits are also frozen, to be paid upon retirement in accord with the Plan.

In lieu of continuing this Plan the Board has amended the Company’s Profit Sharing Plan to add a matching contribution to each eligible employee’s 401(k) contribution. The matching amount is currently set at 100% of the participant’s pre-tax contribution amount, but not in excess of 3% of the Participant’s compensation for the pay period.

Transition Protection Plan

The Corporation has adopted a Transition Protection Plan (the “Protection Plan”). The Protection Plan is intended to be made available to certain of its executive officers and may be offered to other key personnel who are not executive officers. Currently, no executive has been selected to participate in the Protection Plan. Typical for agreements of this type, if there is any change of control of the Corporation (defined to include the acquisition by an unrelated party of sufficient shares of the Corporation to elect a majority of its Board of Directors), and within 24 months thereafter a subject executive’s employment terminates without good cause (as defined), or the executive resigns for good reason (as defined), then the Corporation would be obligated for a specified period of time (not exceeding 24 months) following such termination to pay such executive’s monthly compensation based upon a five-year average of annual salary and bonuses, and continue welfare plans in which such executive participated. Miscellaneous additional benefits, including outplacement service, could also be provided.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information with respect to all of the Corporation’s equity compensation plans in effect as of the end of the 2006 fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	22,500	$15.91	977,500
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	22,500		977,500

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Walter J. Zable’s daughter, Karen Cox, received a $57,505 salary and other compensation, and an entity owned by Mrs. Cox and her husband received $60,000, for public relations services during the fiscal year. The employment and compensation of Mr. Zable’s son, Walter C. Zable, is noted elsewhere herein.

Director Raymond L. deKozan’s son, David deKozan, received salary and other compensation of $205,782 during the fiscal year. David deKozan is Vice President-Marketing with Cubic Transportation Systems, Inc., a wholly-owned subsidiary.

Anne Minteer, spouse of executive officer John A. Minteer, is a long term senior lawyer at the Company. Mrs. Minteer’s salary and other compensation during the fiscal year was $195,535.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of SEC Forms 3 and 4 and amendments thereto, furnished to the Corporation during fiscal year 2006, and  Forms 5 and amendments thereto furnished to the Corporation with respect to its most recent fiscal year, and written representations received from our directors and officers, no Director, Officer, or beneficial owner of more than 10% of the Common Stock of the Corporation failed to file on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934.

PERFORMANCE GRAPH

The above graph compares the performance of Cubic Corporation with that of the S&P 500 Index, and a peer group index. Our peer group index is the Space, Aerospace and Defense Index (“SPADE”) which is a modified capitalization-weighted industry index consisting today of 57 publicly traded companies, including Cubic. This index benchmarks performance of companies involved with defense, homeland security and space. This index may be found at www.spadeindex.com, or within the American Stock Exchange, symbol “^DXS”, or at Google “SPADE Defense Index.”  The chart assumes that $100 was invested on September 29, 2001, in each of Cubic Corporation, the S&P 500 Index and the peer group index, and compares the cumulative shareholder return on investment as of September 30th of each of the following five years. The return on investment represents the change in the fiscal year-end stock price plus reinvested dividends.

CONFIRMATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Ernst & Young LLP has audited the Corporation’s books and records since 1959 and are continuing as its auditors. Representatives of Ernst & Young LLP are expected to be present at the shareholders’ meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board is seeking your confirmation of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 30, 2007. Our organizational documents do not require that our shareholders confirm the selection of our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit Committee will investigate the reasons for rejection and reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the selection is confirmed, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Audit Fees

The aggregate fees billed in fiscal years 2006 and 2005, respectively, for professional services rendered by Ernst & Young LLP for the Audit of the Corporation’s annual financial statements and internal controls and the review of financial statements included in the Corporation’s SEC Form 10-Q were:  $1,292,000 and  $1,347,000.

Audit-Related Fees

The aggregate fees billed in fiscal years 2006 and 2005, respectively, for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or financial statement review which are not reported under “Audit Fees” above were $64,200 and $114,500. These fees included attendance at Audit Committee meetings, statutory audits of foreign subsidiaries and employee benefit plans and related matters.

Tax Fees

The aggregate fees billed in fiscal years 2006 and 2005, respectively, for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning were $33,600 and $88,400. These fees were primarily for statutory foreign annual tax returns and compliance.

All Other Fees

No other fees were billed in fiscal 2006 or 2005.

Other Matters

The Audit Committee has adopted policy and procedures for the pre-approval of audit and non-audit services rendered by Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. During fiscal years 2006 and 2005 the Audit Committee did not waive any requirement for pre-approval of any services by Ernst & Young LLP. The Committee approved all auditor services and fees as required by laws in effect at the time the services were commenced.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be included in the Corporation’s Proxy Statement and form of proxy relating to the Corporation’s 2008 Annual Meeting of Shareholders must be received by the Secretary, Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123, no later than September 17, 2007.

OTHER MATTERS

All shareholders of record at the close of business January 5, 2007, the record date for the determination of shareholders entitled to vote at the Annual Meeting, are concurrently being sent a copy of the Corporation’s Annual Report, including financial statements for the fiscal year ended September 30, 2006.

The expense of preparing, printing and mailing the Notice of Meeting and Proxy material and all other expenses of soliciting proxies will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Directors, Officers and regular employees of the Corporation, who will receive no compensation in addition to their regular salary, if any, may solicit proxies by mail, telegraph, telephone, or personal interview.  The Corporation will also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

Management knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgment.

By Order of the Board of Directors

William L. Hoese
Secretary
January 12, 2007

☐

CUBIC CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

The undersigned, a shareholder of Cubic Corporation, a Delaware corporation, hereby appoints Walter J. Zable and William W. Boyle, or either of them, the attorneys and proxies of the undersigned, with power of substitution, to vote the common shares of Cubic Corporation attending in the name of the undersigned at the Annual Meeting of Shareholders of Cubic Corporation to be held in the Main Conference Room, at the Headquarters of the Corporation, 9333 Balboa Avenue, San Diego, California 92123, on Tuesday, February 20, 2007, at 11:30 a.m. PST and at any adjournment or adjournments thereof, as follows:

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

CUBIC CORPORATION

February 20, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

 Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			2.	Confirm Ernst & Young LLP as independent public accountants of the Corporation for Fiscal Year 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐
1. Election of Directors:
NOMINEES:
☐	FOR ALL NOMINEES	Walter J. Zable Walter C. Zable Dr. Richard C. Atkinson William W. Boyle Raymond L. deKozan Robert T. Monagan Raymond E. Peet Dr. Robert S. Sullivan Robert D. Weaver	3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS
INDICATED. HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES
☐	FOR ALL EXCEPT (See instructions below)		WILL VOTE THE SHARES FOR ALL NOMINEES AND FOR PROPOSAL 2.
PLEASE MARK, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder		Date:		Signature of Shareholder	Date:

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.